                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        Commission File Number:
               MARCH 3, 2000                                    0-21213

                            LCC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                       54-1807038
       (State or other jurisdiction                            (IRS Employer
             of incorporation)                            Identification Number)

                            7925 JONES BRANCH DRIVE
                            MCLEAN, VIRGINIA  22102
              (Address of principal executive offices) (Zip Code)

              Registrant's telephone number, including area code:
                                 (703) 873-2000

         (Former name or former address, if changed since last report)

                                 NOT APPLICABLE

                            LCC INTERNATIONAL, INC.

ITEM 2   ACQUISITION OR DISPOSITION OF ASSETS

         On March 3, 2000, Microcell Management, Inc. ("Microcell"), a subsidiary of LCC International, Inc. ("LCC"), completed the initial closing of the sale of its telecommunication tower portfolio (the "Initial Closing") to Pinnacle Towers Inc. ("Pinnacle") pursuant to an Asset Purchase Agreement, dated February 24, 2000, between Pinnacle and Microcell (the "Asset Purchase Agreement").

         In connection with the sale of Microcell's telecommunication tower portfolio, on February 15, 2000, Microcell and LCC entered into a Settlement and Release Agreement (the "Settlement Agreement") with the minority shareholders of Microcell. Pursuant to the Settlement Agreement, the 16.25% minority shareholder interest was redeemed for approximately $4.2 million. Pursuant to the Settlement Agreement, the pending litigation involving LCC, Microcell and the minority shareholders was settled and dismissed with prejudice. As a result of the redemption, Microcell is a wholly owned subsidiary of LCC.

         Pursuant to the Asset Purchase Agreement, Microcell agreed to sell up to 197 telecommunication tower sites owned (171 sites) or to be constructed (26 sites) by Microcell for a total purchase price of $80 million in cash (the "Purchase Price"), payable when the sites are conveyed to Pinnacle. The Purchase Price was determined by negotiation between Microcell and Pinnacle. In addition, Pinnacle will assume the obligations of Microcell under existing ground leases and tower leases relating to each tower site beginning on the closing of the conveyance of such site to Pinnacle.

         At the Initial Closing, 134 tower sites were conveyed to Pinnacle in consideration of gross proceeds of $56.7 million. The remaining tower sites will be conveyed to Pinnacle upon satisfaction of applicable conditions set forth in the Asset Purchase Agreement, including title and survey requirements and, in the case of the 26 towers under construction, completion of construction in accordance with required specifications. In the event that the conditions for closing of the conveyance of a remaining site other than a construction site are not satisfied by June 2, 2000, Microcell or Pinnacle may elect, on before June 7, 2000, to exclude such site from the sale and the Purchase Price will be reduced. In the case of construction sites, the closing deadline is December 31, 2000, subject to extension for up to an additional 60 days if Microcell is unable to complete construction by December 31, 2000 due to circumstances beyond its reasonable control.

         LCC used approximately $14.4 million of the proceeds from the Initial Closing to repay LCC's outstanding obligations under its credit facility. The credit facility was terminated and all of the lender's liens and security interests in LCC's assets were released. In addition, approximately $4.0 million was applied to or reserved for transaction costs, $4.2 million was applied to redeem the minority shares under the Settlement Agreement as described above and the balance of $34.1 held for current operating activities.

         As part of the sale transaction, Microcell and Pinnacle entered into a Master Antenna Site Lease, dated February 24, 2000 (the "Lease"), pursuant to which Microcell has agreed to lease, until December 31, 2002, the unoccupied space on each telecommunication tower sold to Pinnacle under the Asset Purchase Agreement. Assuming that all of the 197 tower sites covered by the Asset Purchase Agreement are sold to Pinnacle, the aggregate rent payable by Microcell under the Lease will be approximately $.3 million, $2.0 million and $4.3 million for calendar years 2000, 2001 and 2002, respectively. Microcell has the right to sublease the space to third parties with Pinnacle's consent, which cannot be unreasonably withheld, conditioned or delayed provided that certain conditions regarding the terms of the sublease and characteristics of the proposed subtenant are met. Microcell intends to sublease such unoccupied space to third parties, but there can be no assurance that it will be able to do so for all or any portion of the Lease term and there can be no assurance that the rent received under the subleases will be sufficient to cover Microcell's rent obligations under the Lease.

          Microcell and Pinnacle have also entered into a Tower Services Agreement, dated February 24, 2000, which became effective on the Initial Closing Date (the "Services Agreement"), pursuant to which Microcell will provide Pinnacle with audit, maintenance and program management services for site improvements and capacity upgrades for an initial 204 tower sites and those additional sites which Pinnacle shall engage Microcell from time to time to provide services. The initial term of the Services Agreement is five years; it renews automatically for successive one-year terms unless terminated by either party upon 30 days prior notice. The Services Agreement provides for minimum annual payments to Microcell of $10 million for project management and audit services; it also provides for approximately $1 million per year for maintenance services based on the current number of sites as to which Microcell has been engaged. On an annual basis, either party may request a renegotiation of the pricing and scope of services. Either party may terminate the Services Agreement under certain circumstances if the parties do not reach agreement with respect to the matters under renegotiation.

         The foregoing description of the Asset Purchase Agreement and the Lease does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, copies of which have been filed as exhibits hereto.

ITEM 7   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (b)      Pro Forma Financial Information

         Included herewith are the following unaudited pro forma financial information for the registrant:

         (c)      Exhibits

2.1* Asset Purchase Agreement, dated February 24, 2000, between Pinnacle Towers Inc. and Microcell Management, Inc.

2.2* Amendment No. 1 to Asset Purchase Agreement, dated March 2, 2000, between Pinnacle Towers Inc. and Microcell Management, Inc.

2.3 Master Antenna Site Lease, dated February 24, 2000, between Pinnacle Towers Inc. and Microcell Management, Inc.

99.1 Press Release, dated February 25, 2000, regarding the execution of the Asset Purchase Agreement

99.2 Press Release, dated March 6, 2000, regarding the initial closing under the Asset Purchase Agreement
------------------
*        Portions omitted pursuant to a request for confidential treatment.

                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

The following unaudited pro forma consolidated balance sheets and statements of operations give effect to the sale by Microcell Management, Inc. ("Microcell"), a subsidiary of LCC International, Inc. (the "Company"), of substantially all of the assets of Microcell, which consist of up to 197 telecommunication towers, along with the ground leases and tower leases relating to each tower site, to Pinnacle Towers Inc., a Delaware corporation ("Pinnacle"), and the assumption by Pinnacle of certain obligations of Microcell under existing ground leases and tower leases. The initial closing of the sale was consummated on March 3, 2000.

The unaudited pro forma consolidated balance sheets have been prepared as if the sale was consummated as of September 30,1999. The unaudited consolidated statements of operations for the nine months ended September 30, 1999 and the twelve months ended December 31, 1998 have been prepared as if the sale was consummated at the beginning of the year.

The pro forma consolidated balance sheets are presented for informational purposes only and do not purport to represent what LCC International, Inc. and Subsidiaries' consolidated financial position would have been had the sale in fact occurred on the date assumed nor do they represent a forecast of the consolidated financial position or results of operations for any future period. The pro forma consolidated financial statements should be read in conjunction with the historical financial statements and accompanying notes of the Company contained in the Company's Annual Report on Form 10-K dated March 30, 1999.

                    LCC INTERNATIONAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                    December 31,    September 30,                      September 30,
                                                         1998            1999       Adjustments             1999
                                                    -------------   -------------   ------------       -------------
                                                                     (Unaudited)    (Unaudited)          (Unaudited,
                                                                                                         Pro-forma)
                                                                                                         (See notes)
ASSETS:
Current Assets:
   Cash and cash equivalents....................... $       4,240   $       3,047   $     62,101        $     65,148
   Short term investments..........................           113             113                                113
   Receivables, net of allowance for doubtful
    accounts of $10,453, and $8,043 at December 31,
    1998 and September 30, 1999, respectively:.....
     Trade accounts receivable.....................        13,028          13,521                             13,521
     Due from related parties and affiliates.......           611           1,205                              1,205
     Unbilled receivables..........................         6,078           4,263                              4,263
   Deferred income taxes, net......................        12,050          10,286         (4,250) (3)          6,036
   Prepaid expenses and other current assets.......         3,072           2,957            (32)              2,925
   Net assets of discontinued operations...........         9,139          11,165                             11,165
                                                    -------------   -------------                       ------------
     Total current assets..........................        48,331          46,557                            104,376
Property and equipment, net........................        22,132          36,250        (29,912)              6,338
Deferred income taxes, net.........................        12,705           8,286         (1,692) (3)          6,594
Other assets.......................................         1,036           2,176           (370)              1,806
                                                    -------------   -------------                       ------------
                                                    $      84,204   $      93,269                       $    119,114
                                                    =============   =============                       ============
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
   Line of Credit.................................. $          --   $      13,577                       $     13,577
   Accounts payable................................         4,637           3,391                              3,391
   Note payable....................................            --           1,100                              1,100
   Accrued expenses................................         8,153          11,337            600              11,937
   Accrued employee compensation and benefits......         9,702           9,804                              9,804
   Deferred revenue................................           277           6,736          6,397  (4)         13,133
   Income taxes payable............................         7,894           6,895          4,973  (3)         11,868
   Obligations under incentive plans...............            55              --                                 --
   Other current liabilities.......................         3,142           2,816                              2,816
                                                    -------------   -------------                       ------------
     Total current liabilities.....................        33,860          55,656                             67,626
Convertible subordinated debt......................        50,000              --                                 --
Other liabilities..................................           115             656            (93)                563
                                                    -------------   -------------                       ------------
     Total liabilities.............................        83,975          56,312                             68,189
                                                    -------------   -------------                       ------------
Preferred Stock:
   10,000 shares authorized; -0- shares issued and
     outstanding...................................            --              --                                 --
Class A common stock; $0.01 par value:
   70,000 shares authorized; 7,180 shares and
     11,012 shares issued and outstanding at
     December 31, 1998 and September 30, 1999......            72             110                                110
Class B common stock; $0.01 par value:
   20,000 shares authorized; 8,461 shares issued
     and outstanding at December 31, 1998 and
     September 30, 1999............................            85              85                                 85
Paid-in capital....................................        37,130          80,291         (4,224) (2)         76,067
Accumulated deficit................................       (33,590)        (39,809)        18,192  (1)        (21,617)
Note receivable from shareholder...................        (2,100)         (2,100)                            (2,100)
                                                    -------------   -------------                       ------------
   Subtotal........................................         1,597          38,577                             52,545
Accumulated other comprehensive loss - foreign
   currency translation adjustments................        (1,368)         (1,620)                            (1,620)
                                                    -------------   -------------                       ------------
   Total Shareholders' equity......................           229          36,957                             50,925
                                                    -------------   -------------                       ------------
                                                    $      84,204   $      93,269                       $    119,114
                                                    =============   =============                       ============

                    LCC INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      Nine Months Ended                       Nine Months Ended
                                                        September 30,                             September 30,
                                                            1999          Adjustments                 1999
                                                     ------------------- -------------       -------------------
                                                          (Unaudited)     (Unaudited)              (Unaudited,
                                                                                                   Pro-forma)
                                                                                                   (See notes)
REVENUES:
   Services......................................   $            50,561                       $           50,561
   Tower ownership and management................                 1,485  $     (1,485)   (5)                  --
                                                    -------------------                       ------------------
                                                                 52,046                                   50,561
                                                    -------------------                       ------------------
COST OF REVENUES:
   Services......................................                37,218                                   37,218
   Tower ownership and management................                   801          (801)   (5)                  --
                                                    -------------------                       ------------------
                                                                 38,019                                   37,218
                                                    -------------------                       ------------------
GROSS PROFIT.....................................                14,027                                   13,343
                                                    -------------------                       ------------------
OPERATING EXPENSES:
   Sales and marketing...........................                 4,058                                    4,058
   General and administrative....................                13,557                                   13,557
   Non-cash compensation.........................                   (12)                                     (12)
   Depreciation and amortization.................                 2,329          (852)   (5)               1,477
                                                    -------------------                       ------------------
                                                                 19,932                                   19,080
                                                    -------------------                       ------------------
OPERATING LOSS...................................                (5,905)                                  (5,737)
                                                    -------------------                       ------------------
OTHER INCOME (EXPENSE):
   Interest income...............................                   427                                      427
   Interest expense..............................                (2,023)        1,229    (5)                (794)
   Other income (expense)........................                (1,398)       29,120    (1)              27,722
                                                    -------------------                       ------------------
                                                                 (2,994)                                  27,355
                                                    -------------------                       ------------------
INCOME (LOSS) BEFORE INCOME TAXES................                (8,899)                                  21,618
                                                    -------------------                       ------------------
PROVISION (BENEFIT) FOR INCOME TAXES.............                (2,680)       11,444                      8,764
                                                    -------------------                       ------------------
NET INCOME (LOSS)................................   $            (6,219)                      $           12,854
                                                    ===================                       ==================

NET INCOME (LOSS) PER SHARE:
   Basic.........................................   $             (0.38)                      $             0.78
                                                    ====================                      ==================
   Diluted.......................................   $             (0.38)                      $             0.77
                                                    ====================                      ==================
WEIGHTED AVERAGE SHARES USED IN
   THE CALCULATION OF NET INCOME (LOSS)
   PER SHARE:
   Basic.........................................                16,487                                   16,487
                                                    ===================                       ==================
   Diluted.......................................                16,487                                   16,788
                                                    ===================                       ==================

                    LCC INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      Twelve Months Ended                               Twelve Months Ended
                                                         December 31,                                      December 31,
                                                             1998               Adjustments                    1998
                                                     ---------------------     -------------           ---------------------
                                                                                 (Unaudited)                 (Unaudited,
                                                                                                             Pro-forma)
                                                                                                             (See notes)
REVENUES:
   Services......................................   $             86,328                              $             86,328
   Tower ownership and management................                    860   $              (860) (5)                     --
                                                    --------------------                              --------------------
                                                                  87,188                                            86,328
                                                    --------------------                              --------------------
COST OF REVENUES:
   Services......................................                 66,238                                            66,238
   Tower ownership and management................                    521                  (521) (5)                     --
                                                    --------------------                              --------------------
                                                                  66,759                                            66,238
                                                    --------------------                              --------------------
GROSS PROFIT.....................................                 20,429                                            20,090
                                                    --------------------                              --------------------
OPERATING EXPENSES:
   Sales and marketing...........................                  3,843                    (5) (5)                  3,838
   General and administrative....................                 22,063                                            22,063
   Restructuring charge..........................                  1,256                                             1,256
   Non-cash compensation.........................                    362                                               362
   Depreciation and amortization.................                  2,409                  (452) (5)                  1,957
                                                    --------------------                              --------------------
                                                                  29,933                                            29,476
                                                    --------------------                              --------------------
OPERATING LOSS...................................                 (9,504)                                           (9,386)
                                                    ---------------------                             --------------------
OTHER INCOME (EXPENSE):
   Interest income...............................                    898                                               898
   Interest expense..............................                 (2,295)                1,016  (5)                 (1,279)
   Other income (expense)........................                   (618)                    4  (5)                   (614)
                                                    --------------------                              --------------------
                                                                  (2,015)                                             (995)
                                                    --------------------                              --------------------
LOSS FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES....................................                (11,519)                                          (10,381)
                                                    --------------------                              --------------------
BENEFIT FOR INCOME TAXES.........................                 (4,561)                  426                      (4,135)
                                                    --------------------                              --------------------
LOSS FROM CONTINUING OPERATIONS..................                 (6,958)                                           (6,246)
LOSS FROM DISCONTINUED OPERATIONS
   NET OF TAX BENEFITS                                           (17,785)                                          (17,785)
                                                    --------------------                              --------------------
NET LOSS.........................................   $            (24,743)                             $            (24,031)
                                                    ====================                              ====================

NET LOSS PER SHARE:
CONTINUING OPERATIONS
   Basic.........................................   $              (0.45)                             $              (0.40)
                                                    ====================                              ====================
   Diluted.......................................   $              (0.45)                             $              (0.40)
                                                    ====================                              ====================
DISCONTINUED OPERATIONS
   Basic.........................................   $              (1.15)                             $              (1.15)
                                                    ====================                              ====================
   Diluted.......................................   $              (1.15)                             $              (1.15)
                                                    ====================                              ====================
NET LOSS PER SHARE
   Basic.........................................   $              (1.60)                             $              (1.55)
                                                    ====================                              ====================
   Diluted.......................................   $              (1.60)                             $              (1.55)
                                                    ====================                              ====================
WEIGHTED AVERAGE SHARES USED IN
   THE CALCULATION OF NET LOSS
   PER SHARE:
   Basic.........................................                 15,509                                            15,509
                                                    ====================                              ====================
   Diluted.......................................                 15,509                                            15,509
                                                    ====================                              ====================

                    LCC INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note (1):

The Company anticipates earning net income of $18.2 million from the sale of 197 telecommunication tower sites owned (171 sites) or to be constructed (26 sites) by Microcell for a total purchase price of $80 million. The sales price of $80 million was increased by prorated transaction costs and reduced by lease commitments in the Master Antenna Site Lease resulting in an adjusted sales price of $73.4 million.

Pre-tax earnings of $29.1 million are anticipated to result from the sale of the tower portfolio. Anticipated costs included in the pre-tax earnings include the costs of the disposed assets totaling $39.1 million and approximately $5.2 million of transaction and support costs. The anticipated cost of the disposed assets includes an estimate of $8.9 million to complete the remaining 26 sites, based upon the historical cost of constructing the existing towers.

The pre-tax earnings are adjusted by a tax provision of $10.9 million, using an effective rate of 37.5%.

Note (2):

The increase in paid-in capital represents the redemption of Microcell minority shareholders' interests pursuant to the settlement agreement dated February 15, 2000.

Note (3):

The tax obligation from selling the tower portfolio is anticipated to utilize approximately $5.9 million of deferred tax assets associated with net operating loss carryforwards and result in a current tax liability of $5.0 million.

Note (4):

The deferred revenue consists primarily of guaranteed minimum lease rentals associated with the Master Antenna Site Lease entered into as a part of the sale transaction.

Note (5):

Rental revenue and direct cost associated with the sold Microcell telecommunication tower portfolio.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LCC INTERNATIONAL, INC.

Date:  March 20, 2000                       By  /s/ David N. Walker
                                                ----------------------
                                                David N. Walker
                                                Senior Vice President, Treasurer
                                                and Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit                       Description                                   Page
-------                       -----------                                   ----
2.1*     Asset Purchase Agreement, dated February 24, 2000, between
         Pinnacle Towers Inc. and Microcell Management, Inc.

2.2* Amendment No. 1 to Asset Purchase Agreement, dated March 2, 2000, between Pinnacle Towers Inc. and Microcell Management, Inc.

2.3 Master Antenna Site Lease, dated February 24, 2000, between Pinnacle Towers Inc. and Microcell Management, Inc.

99.1 Press Release, dated February 25, 2000, regarding the execution of the Asset Purchase Agreement

99.2 Press Release, dated March 6, 2000, regarding the initial closing under the Asset Purchase Agreement
-----------------
*   Portions omitted pursuant to a request for confidential treatment.


                                      -7-